Exhibit 99.2

TRICO MARINE SERVICES, INC.
RESTRUCTURING UPDATE

September 10, 2004 -- Since May 2004, Trico Marine Services, Inc. ("Trico" or the "Company") (NASDAQ: TMAR) has been in discussions with the financial and legal advisors to certain holders (the "Senior Noteholders") of the Company's $250 million 8.875% Senior Notes due 2012 (the "Senior Notes").

On July 27, 2004, the Company met with a restricted group of Senior Noteholders who were subject to a confidentiality agreement, which terminated on September 9, 2004. At that meeting, the Company discussed the current operating environment, its new business strategy and certain financial projections that had not been publicly disclosed and contained material non-public information. The financial projections set forth management's projected financial results for the remainder of 2004 and the first quarter of 2005, together with liquidity projections for the same period. A summary of the projections presented to the restricted Senior Noteholders is included as Exhibit A to this press release.

On September 8, 2004, the Company presented a term sheet outlining the terms of the proposed restructuring to those Senior Noteholders who had not previously been restricted or involved in the negotiations with the Company. The Company has received Plan Support Agreements from the Senior Noteholders holding more than 67% of the Senior Notes. The term sheet and Plan Support Agreements are more fully described in the Company's 8-K filing, dated September 10, 2004, which is incorporated by reference.

ALL PROJECTIONS WERE PREPARED BASED ON ANALYSES DONE AS OF JULY 27, 2004. THE PROJECTIONS SET FORTH HEREIN HAVE NOT BEEN UPDATED SINCE THE PRESENTATION TO THE RESTRICTED SUBGROUP OF THE AD HOC COMMITTEE. PLEASE SEE THE DISCLOSURE INCLUDED PRIOR TO EXHIBIT A FOR ADDITIONAL INFORMATION REGARDING THE PROJECTIONS AND THEIR LIMITATIONS.

As part of the presentation of the financial projections to the restricted Senior Noteholders, the Company described the primary assumptions contained in the business plan underlying the financial projections. The Company's assumptions as of July 27, 2004 included, but were not necessarily limited to, the following:

  Day rates and utilization in the Company's Gulf of Mexico and North Sea markets have been projected to remain at current levels through 2005. At this time, the Company does not foresee increased drilling or offshore supply activity in its primary markets. The projections include an adjustment for expected seasonality in these markets and for existing long-term contracts in the North Sea.

  The activation and mobilization of selected vessels from the Gulf of Mexico and the North Sea markets to expand the Company's presence into other international markets. This mobilization is projected to begin in the fourth quarter of 2004 and continue during the first quarter of 2005. The Company will incur expenses related to upgrading and mobilizing the vessels.

  A reduction in certain general, administrative and operating expenses, consistent with the Company's stated goal of reducing expenses in light of current levels of activity and the Company's current financial condition.

  No payment of accrued and unpaid interest on the existing Senior Notes.

  A reorganization effective date during the first quarter of 2005.

  Continued payment in full of other vendor accounts payable, employee payroll expenses and payments of interest and principal of the Company's secured indebtedness when due.

  The conversion of 100% the Company's existing Senior Notes into new common stock, and the permanent elimination of related interest expense.

  No impairment of the Company's U.S. term loan, MARAD debt, Norwegian credit facility or any unsecured lender.

  The consummation of certain selected non-core or underperforming asset sales prior to the end of the fourth quarter of 2004. The assets to be sold include a limited number of older vessels and real estate and are discussed in more detail in the Company's Form 10-Q, dated August 9, 2004.

  The Company's payment of $0.7 million per month in fees to its financial and legal advisors and to its creditors' financial and legal advisors during the restructuring. In addition to the monthly fees, the Company expects to pay success fees to its financial advisors and to the financial advisors of the Senior Noteholders as of the reorganization effective date.

  The ability to move funds from the Company's subsidiaries in the Netherlands and Norway to the United States in a tax-efficient manner.

In addition, the Company discussed factors that could cause its projected financial results and liquidity to deviate from the projections presented. Such deviations could have a materially adverse impact on the Company. These factors include, but are not limited to, the following items:

  The Company's ability to successfully execute its operating plan and implement its strategic plan as projected;

  The Company's ability to successfully implement its restructuring within the timeframe assumed in the projections;

  No deterioration in day rate and utilization in the Gulf of Mexico and North Sea markets from current levels;

  Recovery in day rates and utilization when projected and to the levels projected;

  Competitive responses;

  Age of vessels impacting marketability;

  The Company's ability to generate projected asset sale proceeds within the timeframe assumed in the projections; as of September 10, 2004, the Company expects that some of the projected asset sales will occur during 2005 and not during 2004, as originally projected;

  Timing of certain receivables and payables;

  Large unexpected capital expenditures, particularly during the remainder of 2004;

  The Company's ability to control the timing and expenses of the restructuring process;

  The Company's ability to repatriate cash from Norway and the Netherlands in a timely and tax-efficient manner;

  The Company's ability to generate sufficient funds from its Norwegian operations or to borrow adequate funds in Norway or in the United States to fund expected continuing operating losses in the United States; and

  The Company's ability to obtain waivers for or curing current defaults under its U.S. Term Loan and modifying certain covenants, including permitting the Company to effectuate its new business plan to mobilize vessels to markets from its primary markets to other international markets.

THE FINANCIAL PROJECTIONS DISCUSSED HEREIN CONTAIN CERTAIN STATEMENTS THAT ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY.

FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE SPECIFICALLY RECITED HEREIN, AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS.

EXCEPT FOR PURPOSES OF ITS CONTEMPLATED RESTRUCTURING, THE COMPANY DOES NOT PUBLISH ITS ANTICIPATED FINANCIAL PROJECTIONS OR ANTICIPATED RESULTS OF OPERATIONS. THE COMPANY IS NOT OBLIGATED TO, BUT MAY, UPDATE OR OTHERWISE REVISE THESE PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE OF THEIR PRESENTATION TO THE RESTRICTED MEMBERS OF THE AD HOC COMMITTEE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY BELIEVES THAT THE PROJECTIONS WERE BASED ON ESTIMATES AND ASSUMPTIONS THAT WERE REASONABLE AT THE TIME OF COMPLETION. THE ESTIMATES AND ASSUMPTIONS MAY NOT BE REALIZED, HOWEVER, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. NO REPRESENTATIONS CAN BE OR ARE MADE AS TO WHETHER THE ACTUAL RESULTS WILL BE WITHIN THE RANGE SET FORTH IN THE PROJECTIONS. THEREFORE, ALTHOUGH THE PROJECTIONS ARE NECESSARILY PRESENTED WITH NUMERICAL SPECIFICITY, THE ACTUAL RESULTS OF OPERATIONS ACHIEVED DURING THE PROJECTION PERIOD WILL VARY FROM PROJECTED RESULTS. THESE VARIATIONS MAY BE MATERIAL. ACCORDINGLY, NO REPRESENTATION CAN BE OR IS BEING MADE WITH RESPECT TO THE ACCURACY OF THE PROJECTIONS OR THE ABILITY OF THE COMPANY TO ACHIEVE THE PROJECTIONS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE, AND EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED, OR MAY BE UNANTICIPATED, AND THEREFORE MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTEE OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

THE FINANCIAL PROJECTIONS SHOULD BE READ IN CONJUNCTION WITH THE ASSUMPTIONS, QUALIFICATIONS AND EXPLANATIONS SET FORTH HEREIN AND THE HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES AND SCHEDULES THERETO, INCORPORATED HEREIN BY REFERENCE TO THE COMPANY'S ANNUAL REPORT ON FORM 10-KA FOR THE YEAR ENDED DECEMBER 31, 2003 AND THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2004.

ANY RESTRUCTURING PLAN COULD INVOLVE VARIOUS OPERATIONAL RESTRUCTURING ALTERNATIVES, ASSET SALES, A PURCHASE, EXCHANGE OR AMENDMENT TO THE SENIOR NOTES, EQUITY TRANSACTIONS, OR OTHER POTENTIAL TRANSACTIONS OR DECISIONS TO RESOLVE LEVERAGE AND LIQUIDITY ISSUES. THE RESTRUCTURING WILL INCLUDE A COMPLETE CONVERSION OF SENIOR NOTES TO EQUITY, CAUSING SUBSTANTIAL OR COMPLETE DILUTION OF THE CURRENTLY OUTSTANDING COMMON STOCK. THE IMPACT OF ANY RESTRUCTURING COULD HAVE A MATERIAL IMPACT ON THE COMPANY'S FINANCIAL POSITION, RESULTS OF OPERATIONS, CASH FLOWS, AND CLASSIFICATION OF ASSETS AND LIABILITIES.

THE RESTRUCTURING PROCESS PRESENTS INHERENT MATERIAL UNCERTAINTY. IT IS NOT POSSIBLE TO DETERMINE THE LENGTH OF TIME IT WILL TAKE THE COMPANY TO COMPLETE ITS RESTRUCTURING, OR THE OUTCOME OF THE RESTRUCTURING IN GENERAL.

WHILE THE COMPANY IS IN THE PROCESS OF RESTRUCTURING, INVESTMENTS IN ITS SECURITIES WILL BE HIGHLY SPECULATIVE. SHARES OF THE COMPANY'S COMMON STOCK WILL LIKELY HAVE LITTLE OR NO VALUE. THE VALUE OF ITS SENIOR NOTES IS SIGNIFICANTLY IMPAIRED AND MAY BE FURTHER IMPAIRED.

Exhibit A: Projected Liquidity

Trico Marine Services, Inc.
Liquidity Analysis - Consolidated

($ in millions)	2004			2005

	Q3	Q4	FY 2004	Q1
Revenues	$27.9	$24.9	$101.4	$26.4
Operating Expenses	18.3	17.2	72.8	17.6
Gross Profit	9.6	7.6	28.6	8.8

General & Administrative	3.8	3.6	15.3	3.7
EBITDA	$5.8	$4.0	$13.3	$5.1

Less:
Capital Expenditures	$1.1	$1.7	$7.6	$1.4
Maintenance & Classification Costs	1.3	2.3	12.2	3.1
Mobilization & De-Stacking Costs	0.0	2.1	2.1	0.8
Restructuring Expenses	2.2	6.3	11.7	0.0
Changes in Working Capital	2.6	(2.0)	(0.4)	0.7
Asset Sale Proceeds	(5.8)	(5.8)	(11.6)	0.0
Unlevered Free Cash Flow	$4.3	($0.4)	($8.2)	($0.9)

Interest	1.8	2.7	9.3	1.9
Interest Income	0.1	0.1	0.3	0.1

Cash Flow Available for Debt Service	$2.6	($3.0)	($17.1)	($2.6)

Mandatory Debt Repayment	(0.8)	(1.9)	(5.2)	(0.8)
GECC Deposit and Fee	0.0	0.0	(1.9)	0.0
Net Free Cash Flow	1.8	(4.9)	(24.2)	(3.4)

Trico Supply NOK Credit Facility Borrowings/(Repayment)	(3.6)	0.0	(2.2)	0.0

Cash Flow After Revolver	($1.8)	($4.9)	($26.4)	($3.4)

Total Cash	$20.5	$15.6	$15.6	$12.1

Estimated Trico Supply NOK Credit Facility Availability	11.3	9.9	9.9	4.7
Total Liquidity	$31.8	$25.4	$25.4	$16.8

Note: Assumes full conversion of Senior Notes to equity.